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                                  EXHIBIT 24(a)

                        CONSENT OF DELOITTE & TOUCHE LLP
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INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Team, Inc. on Form S-8 of our report dated July 29, 1996, appearing in the Annual Report on Form 10-K of Team, Inc. for the year ended June 31, 1996.





DELOITTE & TOUCHE LLP
Houston, Texas


June 19, 1997